                                                                    EXHIBIT 10.8


                          LOAN AND SECURITY AGREEMENT



                          TeleSpectrum Worldwide Inc.
                             TLSP Trademarks, Inc.
                            TLSP Investments, Inc.


                                      with


                               Mellon Bank, N.A.

                               TABLE OF CONTENTS
PAGE

SECTION 1.  DEFINITIONS AND INTERPRETATION.....................   -1-
1.1         Terms Defined......................................   -1-
1.2         Accounting Principles..............................   -9-

SECTION 2.  THE LOANS..........................................   -9-
2.1         Revolving Credit - Description.....................   -9-
2.2         Letters of Credit:.................................  -10-
2.3         Advances, Conversions, Renewals and Payments.......  -11-
2.4         Interest...........................................  -12-
2.5         Additional Interest Provisions.....................  -14-
2.6         Fees...............................................  -15-
2.7         Prepayments........................................  -16-
2.8         Use of Proceeds....................................  -16-
2.9         Indemnity/Loss of Margin...........................  -16-
2.10        Capital Adequacy...................................  -17-

SECTION 3.  COLLATERAL.........................................  -17-
3.1         Description........................................  -17-
3.2         Lien Documents.....................................  -19-
3.3         Other Actions......................................  -19-
3.4         Searches...........................................  -19-
3.5         Landlord's Waivers.................................  -19-
3.6         Filing Security Agreement..........................  -20-
3.7         Power of Attorney..................................  -20-
3.8         Verifications......................................  -20-

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES.......  -20-
4.1         Resolutions, Opinions, and Other Documents.........  -20-
4.2         Absence of Certain Events..........................  -21-
4.3         Warranties and Representations at Closing..........  -22-
4.4         Compliance with this Agreement.....................  -22-
4.5         Officer's Certificate..............................  -22-
4.6         Closing............................................  -22-
4.7         Non-Waiver of Rights...............................  -22-

SECTION 5.  REPRESENTATIONS AND WARRANTIES.....................  -22-
5.1         Corporate Organization and Validity................  -22-
5.2         Places of Business.................................  -23-

5.3         Pending Litigation.................................  -23-
5.4         Title to Properties................................  -23-
5.5         Governmental Consent...............................  -24-
5.6         Taxes..............................................  -24-
5.7         Financial Statements...............................  -24-
5.8         Full Disclosure....................................  -24-
5.9         Subsidiaries.......................................  -24-
5.10        Guarantees, Contracts, etc.........................  -25-
5.11        Government Regulations, etc........................  -25-
5.12        Business Interruptions.............................  -26-
5.13        Names..............................................  -26-
5.14        Other Associations.................................  -26-
5.15        Environmental Matters..............................  -27-
5.16        Regulation O.......................................  -27-
5.17        Capital Stock......................................  -27-
5.18        Solvency...........................................  -28-
5.19        Investment Company.................................  -28-
5.20        Patents, Trademarks, Etc...........................  -28-

SECTION 6.  AFFIRMATIVE COVENANTS..............................  -28-
6.1         Payment of Taxes and Claims........................  -28-
6.2         Maintenance of Properties and Corporate Existence..  -28-
6.3         Business Conducted.................................  -30-
6.4         Litigation.........................................  -30-
6.5         Bank Accounts......................................  -30-
6.6         Employee Benefit Plans.............................  -30-
6.7         Warranties for Future Advances.....................  -31-
6.8         Financial Covenants................................  -31-
6.9         Financial and Business Information.................  -32-
6.10        Officers' and Accountant's Certificates............  -33-
6.11        Inspection.........................................  -33-
6.12        Tax Returns and Reports............................  -34-
6.13        Information to Participant.........................  -34-
6.14        Material Adverse Developments......................  -34-
6.15        Name Changes, Places of Business...................  -34-

SECTION 7.  NEGATIVE COVENANTS:................................  -34-
7.1         Merger, Consolidation, Dissolution or Liquidation..  -34-
7.2         Acquisitions.......................................  -35-
7.3         Liens and Encumbrances.............................  -35-
7.4         Transactions With Affiliates or Subsidiaries.......  -35-
7.5         Guarantees.........................................  -36-
7.6         Distributions, Redemptions and Other Indebtedness..  -36-

7.7         Loans and Investments..............................  -36-
7.8         Use of Lenders' Name...............................  -36-
7.9         Miscellaneous Covenants............................  -36-
7.10        Change in Executive Management.....................  -37-

SECTION 8.  DEFAULT............................................  -37-
8.1         Events of Default..................................  -37-
8.2         Cure...............................................  -39-
8.3         Rights and Remedies on Default.....................  -39-
8.4         Nature of Remedies.................................  -40-
8.5         Set-Off............................................  -40-

SECTION 9.  MISCELLANEOUS......................................  -41-
9.1         GOVERNING LAW......................................  -41-
9.2         Integrated Agreement...............................  -41-
9.3         Waiver.............................................  -41-
9.4         Time...............................................  -42-
9.5         Expenses of Lender and Lender......................  -42-
9.6         Brokerage..........................................  -42-
9.7         Notices............................................  -42-
9.8         Headings...........................................  -43-
9.9         Survival...........................................  -43-
9.10        Successors and Assigns.............................  -44-
9.11        Duplicate Originals................................  -44-
9.12        Modification.......................................  -44-
9.13        Signatories........................................  -44-
9.14        Third Parties......................................  -44-
9.15        Discharge of Taxes, Borrowers' Obligations, Etc....  -44-
9.16        Withholding and Other Tax Liabilities..............  -44-
9.17        CONSENT TO JURISDICTION............................  -45-
9.18        Waiver of Jury Trial...............................  -45-

                                  EXHIBIT LIST
                                  ------------

Exhibit 2.1(d)            -   Form of Borrowing Base Certificate
Exhibit 2.2               -   Form of Letter of Credit Agreement
Exhibit 5.1               -   Borrower's States of Qualifications
Exhibit 5.2               -   Places of Business
Exhibit 5.3               -   Judgments, Proceedings, Litigation and Orders
Exhibit 5.4               -   Existing Liens and Claims
Exhibit 5.7               -   Federal Tax Identification Numbers
Exhibit 5.9               -   Subsidiary and Affiliates
Exhibit 5.10              -   Existing Guaranties, Investments and Borrowings,
                               Leases and Employment Agreements
Exhibit 5.11              -   Employee Benefit Plans
Exhibit 5.12              -   Business Interruptions
Exhibit 5.13(a)           -   Schedule of Names
Exhibit 5.13(b)           -   Trademarks, Patents and Copyrights
Exhibit 5.14              -   Other Associations
Exhibit 5.15              -   Environmental Disclosure
Exhibit 5.17              -   Capital Stock
Exhibit 5.19              -   Required Licenses
Exhibit 6.10              -   Form of Compliance Certificate

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Loan and Security Agreement ("Agreement"), dated as of April __, 1998, is entered into by and among TELESPECTRUM WORLDWIDE INC., a Delaware corporation ("TWI"), TLSP TRADEMARKS, INC., a Delaware Corporation, and TLSP INVESTMENTS, INC., a Delaware corporation (all of the foregoing collectively, "Borrowers" and individually, "Borrower"), and MELLON BANK, N.A. ("Lender").


                                   BACKGROUND
                                   ----------

     A. Borrower desires to establish financing arrangements with Lender to permit its uninterrupted and continuous business operations. Lender is willing to make loans and grant extensions of credit to Borrower, under the terms and provisions hereinafter set forth.

     B. The parties desire to define the terms and conditions of their relationship and reduce them to writing.


                              TERMS AND CONDITIONS
                              --------------------

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1.  DEFINITIONS AND INTERPRETATION

     1.1  Terms Defined:  As used in this Agreement, the following terms have
          -------------
the following respective meanings:

          Account - Any right to payment for goods sold or leased or for
          -------
services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

          Account Debtor - Any Person obligated on any Account owing to any
          --------------
Borrower.

          Advance(s) - Any monies advanced or credit extended to Borrowers by
          ----------
Lender under the Revolving Credit, including without limitation cash advances and the issuance of Letters of Credit.

          Affiliate - Section 7.4.
          ---------

          Agreement - This Loan and Security Agreement, as it may hereafter be
          ---------
amended, supplemented or replaced from time to time.

          Applicable Base Rate Margin - one-half percent (.50%) per annum,
          ---------------------------
provided however, that upon receipt of Borrowers' fiscal year end audited financial statements, for the fiscal year ending December 31, 1998 and for each fiscal year thereafter, and provided that no Event of Default has occurred, the "Applicable Base Rate Margin" shall be redetermined prospectively in accordance with the ratio of Borrowers' Funded Debt to EBITDA as set forth in the following matrix:

  Ratio of Funded Debt to EBITDA              Applicable Base Rate Margin
  ------------------------------              ---------------------------

  Equal to or greater than 3.00:1                           .50%
  Less than 3.00:1 but equal to or greater than 2.25:1      .25%
  Less than 2.25:1 but equal to or greater than 1.50:1        0%
  Less than 1.50:1                                            0%

  The above pricing index shall be measured annually and shall be effective five
(5) days after receipt of the fiscal year end audited financial statements referenced above. If Borrowers fail to deliver their fiscal year end audited financial statements for any fiscal year just ended to Lender within ninety (90) days after the end of such fiscal year (and without limiting Lender's rights under Sections 2.5(e) and 8), then the "Applicable Base Rate Margin" shall immediately be set at one-half percent (.50%) and shall continue at such rate until Lender's receipt of Borrowers' fiscal year end audited financial statements for the then current fiscal year.

  Applicable LIBOR Rate Margin - two and one-half percent (2.5%) per annum,
  ----------------------------
provided however, that upon receipt of Borrowers' fiscal year end audited financial statements, commencing with the fiscal year ending December 31, 1998 and for each fiscal year thereafter, and provided that no Event of Default has occurred, the "Applicable LIBOR Rate Margin" shall be redetermined prospectively in accordance with the ratio of Borrowers' Funded Debt to EBITDA as set forth in the following matrix:

  Ratio of Funded Debt to EBITDA              Applicable LIBOR Rate Margin
  ------------------------------              ----------------------------

  Equal to or greater than 3.00:1                           2.50%
  Less than 3.00:1 but equal to or greater than 2.25:1      2.25%
  Less than 2.25:1 but equal to or greater than 1.50:1      1.75%
  Less than 1.50:1                                          1.50%

  The above pricing index shall be measured annually and shall be effective upon receipt of the fiscal year end audited financial statements referenced above.
If Borrowers fail to deliver their fiscal year end audited financial statements for any fiscal year just ended to Lender within ninety (90) days after the end of such fiscal year (and without limiting Lender's rights under Sections 2.5(e) and 8), then the "Applicable LIBOR Rate Margin" shall immediately be set at two and one-half percent (2.5%) and shall continue at such rate until Lender's receipt of Borrowers' fiscal year end audited financial statements for the then current fiscal year.

     Authorized Officer - Any officer or employee of Borrowers authorized by
     ------------------
Borrowers to request Advances as set forth in a Borrowing Authorization.

     Base Rate - The greater of: (i) the Prime Rate or (ii) one-half percent
     ---------
(1/2%) in excess of the effective Federal Funds Rate.

     Base Rate Loan - That portion of the Loans on which interest accrues at the
     --------------
Base Rate plus the Applicable Base Rate Margin.

     Base Rate Option - Section 2.4(a).
     ----------------

     Borrowing Authorization - A document signed and delivered to Lender by an
     -----------------------
Authorized Officer of Borrowers.

     Borrowing Base - As of any date of determination, an amount equal to the
     --------------
sum of: (i) eighty percent (80%) of Eligible Accounts, plus (ii) eighty percent
                                                       ----
(80%) of Projected Monthly Billings, minus (iii) the L/C Reserve, minus (iv) any
                                     -----                        -----
other reserves taken from time to time by Lender.

     Borrowing Base Certificate - Section 2.1(d).
     --------------------------

     Business Day - Any day that is not a Saturday or Sunday or day on which
     ------------
Lender is required or permitted to close, and solely with respect to LIBOR Rate Loans requested by Borrowers, shall mean any day on which Lender is able to determine the LIBOR Rate for such requested LIBOR Rate Loan.

     Capital Expenditures - Any expenditure that would be classified as a
     --------------------
capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP, consistently applied.

     Cash Collateral Account - Section 2.3(b).
     -----------------------

     Cash Flow - Net Income plus depreciation, amortization and non-cash
     ---------
subordinated interest expense, minus all Unfunded Capital Expenditures and all scheduled principal payments made on long term indebtedness.

     Closing - Section 4.6.
     -------

     Closing Date - Section 4.6.
     ------------

     Collateral - Section 3.1.
     ----------

     Collateral Management Fee - Section 2.6(e).
     -------------------------

     Concentration Reserve - An amount equal to the greater of (i) $750,000 or
     ---------------------
(ii) a number representing the highest dollar amount of billings in the immediately preceding calendar month for any customer of any Borrower.

     Current Assets - All assets that should be classified as current assets on
     --------------
a balance sheet of Borrowers prepared in accordance with GAAP.

     Current Liabilities - All liabilities that should be classified as current
     -------------------
liabilities on a balance sheet of Borrowers prepared in accordance with GAAP, including without limitation, in any event for covenant purposes only, the Loans.

     Current Ratio - The ratio of (i) Current Assets to (ii) Current
     -------------
Liabilities.

     Debt to Tangible Net Worth Ratio -  The ratio of (i) total Liabilities to
     --------------------------------
(ii) Tangible Net Worth.

     Default Rate - Section 2.5(c).
     ------------

     Distribution -
     ------------

     (1) Dividends or other distributions of any kind on capital stock of any Borrower;

     (2) The redemption, repurchase or acquisition of such stock or interests or of warrants, rights or other options to purchase such stock or interests.

     EBITDA - Net Income before interest, taxes, depreciation and amortization,
     ------
all of the foregoing as would be shown on a statement of earnings of Borrowers prepared in accordance with GAAP.

     Eligible Accounts - All Accounts of any Borrower meeting all of the
     -----------------
following specifications: (i) the Account is lawfully and exclusively owned by such Borrower and subject to no Lien other than Liens of Lender, and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the Account is valid and enforceable representing the indebtedness of an Account Debtor not more than 90 days past the original invoice date; (iii) the Account is not subject to any defense, set-off, counterclaim, dispute, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (iv) no part of any goods, the sale or lease of which has given rise to the Account, has been returned, rejected, lost or damaged; (v) if the Account arises from the sale of goods by such Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis or subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vi) if the Account arises from the performance of services, such services have actually been performed; (vii) the Account arose in the ordinary course of such Borrower's business; (viii) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the Account Debtor has been received by Lender or Borrower; (ix) the Account Debtor is not a Subsidiary, Affiliate or employee of any Borrower and does not control any Borrower and is not under the control of or under common control with any Borrower; (x) it is not an Account of an Account Debtor having its principal place of business or executive office outside of the United States unless such Account is guaranteed in full by an irrevocable letter of credit satisfactory to Lender and assigned and delivered to Lender; (xi) the Account does not represent a sale to the government of the United States or any subdivision thereof unless such Borrower has complied, for the benefit of Lender, with the Federal Assignment of Claims Act; (xii) the Account, together with all other Accounts owing from the same Account Debtor, represents no more than fifteen percent (15%) of all of the Accounts of Borrowers; (xiii) not more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than ninety (90) days past their invoice date; (xiv) the Account is payable in lawful money of the United States; and (xv) the Account meets such other specifications and requirements which may from time to time be established by Lender. Eligible Accounts shall not include that portion of an Account representing interest or late charges for past due balances or debit memos. Lender is willing, however, upon Borrowers' request, to consider including (such consideration to be given in Lender's sole discretion under such guidelines as Lender may apply concerning the validity, enforceability, lien priority, performance, or collectibility of or other criteria applicable to the Account) an Account of a foreign Account Debtor as an Eligible Account where such Account would not otherwise meet the requirements of clause (x) above.

     ERISA - The Employee Retirement Income Security Act of 1974, as the same
     -----
may be amended, from time to time.

     Executive Management - The chief executive officer and chief financial
     --------------------
officer of TWI.

     Event of Default - Section 8.1.
     ----------------

     Expenses - Section 10.5.
     --------

     Facility Fee - Section 2.6(a).
     ------------

     Federal Funds Rate - The daily rate of interest announced from time to time
     ------------------
by the Board of Governors of the Federal Reserve System in publications H.15 as the "Federal Funds Rate."

     Foreign Subsidiaries - TeleSpectrum Worldwide (Canada), Inc. and Tarp
     --------------------
(Europe) Limited.

     Funded Debt - All indebtedness of any Borrower or Borrowers for borrowed
     -----------
money, including, without limitation, capitalized lease obligations.

     Funded Debt to EBITDA - The ratio of (i) Funded Debt to (ii) EBITDA.
     ---------------------

     GAAP - Generally accepted accounting principles applied in a manner
     ----
consistent with the most recent audited financial statements of Borrower referred to in Section 5.7 herein.

     Good Business Day - Any Business Day when banks in Philadelphia,
     -----------------
Pennsylvania, New York, New York and London, England are open for business.

     Harris Division - The business and assets of the Harris Division of TWI.
     ---------------

     Inventory - As defined in the UCC.
     ---------

     Investment Property - As defined in the UCC.
     -------------------

     IRS - Section 6.7.
     ---

     Letters of Credit - Section 2.2(a).
     -----------------

     L/C Fees - Section 2.6(c).
     --------

     L/C Reserve - Section 2.2.
     -----------

     L/C Sublimit - $1,500,000.
     ------------

     Liabilities - All liabilities of every kind as would be shown on a
     -----------
balance sheet of Borrower prepared in accordance with GAAP.

     LIBOR Based Rate - The LIBOR Rate plus the Applicable LIBOR Rate Margin.
     ----------------

     LIBOR Based Rate Loan - That portion of the Loans on which interest
     ---------------------
accrues at the LIBOR Based Rate.

     LIBOR Interest Period - Section 2.5(b)(ii).
     ---------------------

     LIBOR Rate - An annual rate of interest determined by Lender as being the
     ----------
rate available to Lender at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBOR", in accordance with the usual practice in such market, for the LIBOR Interest Period elected by Borrower, in effect two Good Business Days prior to the funding date for a requested LIBOR Based Rate Loan (including those requested in connection with the conversion of a Base Rate Loan to a LIBOR Based Rate Loan in accordance with

Section 2.5 hereof), or for a LIBOR Based Rate Loan which Borrower has elected to continue as a LIBOR Based Rate Loan beyond the expiration of the then current LIBOR Interest Period with respect thereto, for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Based Rate Loan which shall then be loaned by the Lender to Borrower as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for Lender with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("Eurocurrency Reserve Requirement"), as reasonably applied to loans of this type generally by the asset based loan department of Lender. Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

     Lien - Any interest of any kind or nature in property securing an
     ----
obligation owed to, or a claim of any kind or nature in Property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a capitalized lease, consignment or bailment for security purposes, a trust, or an assignment, or as a result of the issuance of any execution or distraint process against Borrower. The term "Lien" shall include without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property other than those which would not materially interfere with Borrowers' use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Loans - The unpaid balance of Advances under the Revolving Credit
     -----
(including, without limitation, all unreimbursed draws on Letters of

Credit, unless expressly stated otherwise).

     Loan Documents - This Agreement, the Revolving Credit Note, and all
     --------------
agreements, instruments and documents executed and/or delivered from time to time pursuant to this Agreement or in connection therewith, as amended or replaced from time to time.

     Lockbox Agreement - That certain Lockbox Agreement(s) between Borrower and
     -----------------
Lender executed and delivered by Borrowers to Lender as it or they may be amended, supplemented or replaced from time to time.

     Lockbox - Section 2.3(b).
     -------

     Log Report - That certain weekly report prepared by Borrowers reflecting
     ----------
the status of work performed (but not yet billed) by Borrowers on current projects and to include, at a minimum, the amount of time spent per project since the date of the last report, the rate at which each component of time is to be billed and the projected amount to be billed for such work performed reflected by such report.

     Material Adverse Effect - Any fact, circumstance, event or condition
     -----------------------
causing or likely to cause a material adverse effect on (a) the financial condition, assets, operating status or projected financial condition (i) of TWI or (ii) all Borrowers taken as a whole, (b) the ability of Borrowers to perform their obligations under this Agreement or under any Loan Document, or (c) the ability of Lender to enforce the rights purported to be granted to them under this Agreement or any Loan Document.

     Maturity Date - Four (4) years from the date hereof.
     -------------

     Net Income - For any period, the net earnings (or loss) after taxes of
     ----------
Borrowers for such period less extraordinary gains plus extraordinary non-cash
                          ----                     ----
losses, as such would appear on a statement of income of Borrowers, prepared in accordance with GAAP.

     Obligations - All existing and future liabilities and obligations of every
     -----------
kind or nature at any time owing by any Borrower or Borrowers (jointly or severally) to Lender in connection with the Loan Documents (including, without limitation, this Agreement, the Revolving Credit Note) and the transactions contemplated hereby and thereby or administration thereof, whether joint or several, related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, Obligations in respect of the Revolving Credit whether related to cash

Advances or Letters of Credit (whether drawn or undrawn) and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred in connection therewith and herewith.

     Overadvances - Any amounts by which the outstanding Loans at any time
     ------------
exceed the Borrowing Base.

     PBGC - Section 6.6.
     ----

     Permitted Liens - Section 7.3.
     ---------------

     Person - An individual, partnership, corporation, trust, unincorporated
     ------
association or organization, joint venture, limited liability company or partnership, or any other entity.

     Potential Default - An event which with the passage of time, the giving of
     -----------------
notice, or both would constitute an Event of Default.

     Prime Rate - That per annum rate designated or announced by Lender at its
     ----------
principal office from time to time as its prime rate of interest, which may be greater or less than other interest rates charged by Lender to other borrowers and is not solely based or dependent upon the interest rate which Lender may charge any particular borrower or class of borrowers.

     Projected Weekly Billings - The number(s) representing the projected amount
     -------------------------
to be billed shown on the weekly Log Report provided to Lender, the inclusion of which is deemed a representation by Borrower that such amount would meet all of the specifications of an Eligible Account other than the existence of an invoice.

     Projected Monthly Billings - Ninety percent (90%) of the sum of
     --------------------------
Projected Weekly Billings for and only for the then current calendar month, minus the Concentration Reserve.
-----

     Property - Any interest in any kind of property or asset, whether real,
     --------
personal or mixed, or tangible or intangible.

     Regulation D - Regulation D of the Board of Governors of the Federal
     ------------
Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

     Revolving Credit - Section 2.1(a).
     ----------------

     Revolving Credit Limit - $20,000,000 (subject to Section 2.1(a)(ii)
     ----------------------
hereof).

     Revolving Credit Note - Section 2.1(b).
     ---------------------

     Revolving Credit Term - Section 2.1(c).
     ---------------------

     Subordinated Debt - All indebtedness of Borrowers subject to payment terms
     -----------------
and subordination provisions acceptable to Lender in its discretion.

     Subsidiary - Any corporation more than fifty percent (50%) of whose voting
     ----------
stock is legally and beneficially owned directly or indirectly by a Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned directly or indirectly by a Borrower.

     Tangible Net Worth - The amount by which the assets (excluding trademarks,
     ------------------
goodwill, covenants not to compete, deferred closing costs and all other assets as would be characterized as intangible assets under GAAP) exceed all Liabilities as would be shown on a balance sheet of Borrowers, prepared in accordance with GAAP.

     Termination Fee - Section 2.6(d).
     ---------------

     UCC - The Uniform Commercial Code as adopted in the Commonwealth of
     ---
Pennsylvania at 13 Pa.C.S.A. (S)1101 et seq.
                                     -- ---

     Unfunded Capital Expenditures - Capital Expenditures made with (i) use of
     -----------------------------
cash Advances or (ii) Borrowers' own funds obtained other than (A) through equity contributed subsequent to the Closing or (B) purchase money or other financing or lease transactions.

     Unused Revolver - means the Revolving Credit Limit minus the outstanding
     ---------------
Loans plus the undrawn amounts under all issued and outstanding Letters of Credit.

     Unused Line Fee - Section 2.6(b).
     ---------------

     Working Capital - Current Assets minus Current Liabilities.
     ---------------

  1.2  Accounting Principles:  Where the character or amount of any asset or
       ---------------------
liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.


SECTION 2.  THE LOANS

  2.1  Revolving Credit - Description:
       ------------------------------

     (a) (i) Subject to the terms and conditions of this Agreement,

Lender hereby establishes for the benefit of Borrowers a revolving credit facility (collectively, the "Revolving Credit") which shall include Advances extended by Lender to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of all Loans (including any Advances being requested by Borrowers as of the time of measurement thereof) shall not, at any time, exceed the lesser of the Revolving Credit Limit or the Borrowing Base and the aggregate amount of all Loans and Letters of Credit shall not exceed the Revolving Credit Limit. Subject to such limitation, the outstanding balance of Loans may fluctuate from time to time, to be reduced by repayments made by Borrowers, to be increased by future Advances which may be made by Lender and, subject to the provisions of Section 8 below, shall be due and payable on the Maturity Date. If the aggregate principal amount of all Loans at any time exceeds the lesser of the Revolving Credit Limit or the Borrowing Base, and without prejudice to any other rights of Lender, Borrowers shall immediately repay such excess in full. Lender has the right at any time and from time to time, in its discretion, to create and set aside reserves against availability under the Borrowing Base in such amounts as it may deem appropriate.

          (ii) Notwithstanding any other provision hereof, a cap of $10,000,000 shall exist on all Advances under the Revolving Credit Limit, unless and until Lender and Lender's counsel have completed all due diligence determined by them to be necessary with respect to the creation of the Revolving Credit including, without limitation, Lender's field examination of all Borrowers, and have found (in Lender's sole discretion) the results of such review satisfactory in all respects. Lender shall use its best efforts to complete such due diligence within thirty (30) days after the Closing Date. If such due diligence is not completed within ninety (90) days after the Closing Date, the Revolving Credit Limit shall, at Borrowers' option, after five (5) days written notice from Borrowers to Lender, be reduced to $10,000,000.

     (b) At Closing, Borrowers shall jointly and severally execute and deliver a promissory note to Lender in the amount of the Revolving Credit Limit (as may be amended, modified, supplemented, restated or replaced from time to time, the "Revolving Credit Note"). The Revolving Credit Note shall evidence Borrowers' absolute unconditional obligation to repay Lender for all outstanding Loans, with interest as herein and therein provided. Each and every Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made a part hereof.

     (c) The term ("Revolving Credit Term") of the Revolving Credit shall expire on the Maturity Date. On such date, unless having been sooner accelerated by Lender or sooner terminated by Borrowers pursuant to Section 2.8(d) hereof, all Obligations shall be due and payable in full, and as of such date no further Advances shall be available from Lender.

     (d) Borrowers shall deliver to Lender, no later than the Second Business Day of each week unless Lender requests more frequent delivery, a borrowing base certificate in the form of Exhibit 2.1(d) attached hereto and made a part hereof ("Borrowing Base Certificate"), executed by an Authorized Officer, prepared as of the close of business on the last Business Day of the week immediately preceding Borrowers' transmittal thereof.

  2.2     Letters of Credit:
          -----------------

     (a) As a part of the Revolving Credit and subject to its terms and conditions (including, without limitation, the Borrowing Base) Lender shall make available to Borrowers documentary/merchandise letters of credit and standby letters of credit (collectively "Letters of Credit"), the outstanding undrawn amount of which shall not exceed, in the aggregate at any one time the L/C Sublimit. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance satisfactory to Lender. No documentary/merchandise letter of credit shall be issued with an expiry date greater than 90 days from the date of issuance and no standby letter of credit shall be issued with an expiry date later than one year from the date of issuance, but in no event shall any Letter of Credit carry an expiry date later than the Maturity Date. Borrowers shall execute and deliver to Lender all letter of credit agreements, applications and other documents required by Lender for such purposes, all such agreements and documents to be in form and substance satisfactory to Lender in its sole discretion.

     (b) Lender shall be immediately, absolutely and unconditionally reimbursed, without offset or deduction of any kind, by Borrowers for draws made under a Letter of Credit. Such reimbursement shall be made, at the option of Lender, by either a cash payment by Borrower or by Lender automatically making or having deemed made (without further request or approval of Borrowers), a cash Advance under the Revolving Credit (regardless of whether availability then exists under the Borrowing Base). The sum of one hundred percent (100%) of the face amount of Letters of Credit issued and outstanding, as well as unpaid reimbursement obligations of Borrowers with respect to drafts on Letters of Credit which have been paid by Lender, shall constitute a reserve against the Borrowing Base ("L/C Reserve").

  2.3     Advances, Conversions, Renewals and Payments:
          --------------------------------------------

     (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit, the Facility Fee, the Expenses, the Unused Line Fee, the L/C Fees, and all other charges and any other Obligations of Borrowers hereunder, shall be made to Lender at its main Philadelphia banking office, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion to make a cash Advance under the Revolving Credit to pay, and/or to charge Borrowers' operating account with Lender for, all of Borrowers' Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses. All payments received by check or wire transfer by Lender after 3:00 p.m. Philadelphia time on any day shall be credited against the Obligations on the succeeding Business Day.

     (b) Borrowers shall maintain a lockbox and/or blocked account(s) ("Lockbox") with Lender, and a non-interest bearing depository account(s) ("Cash Collateral Account") with Lender (subject to the provisions of this subparagraph, and the Lockbox Agreement). Borrowers have agreed with Lender that all collections of Accounts will be paid directly from any Account Debtor into the Lockbox. In accordance with Lender's standard practice, funds shall then be transferred to the Cash Collateral Account, which funds shall be applied by Lender, to reduce the outstanding indebtedness under the Revolving Credit, with future Advances considered by Lender under the conditions set forth in this
Section 2; provided, however, that if (i) no Event of Default has occurred and is continuing, (ii) the only Loans or other principal Obligations outstanding are LIBOR Based Rate Loans and/or constitute Letters of Credit, and (iii) no Overadvances are outstanding, funds in the Cash Collateral Account shall, if requested by Borrowers, be deposited into Borrowers' deposit account with Lender. All collections of Accounts and proceeds of other Collateral received by Borrowers shall be held in trust for Lender and immediately remitted, in
                                                                         --
specie, to Lender for deposit in the Cash Collateral Account.  Borrowers shall
------
have no right of access to or withdrawal from the Lockbox or the Cash Collateral Account; provided that if there are no outstanding Obligations, then all collections of Accounts shall be transferred to Borrowers' operating account with Lender at such time as such collections have become collected funds. All funds transferred from the Cash Collateral Account for application to Borrowers' Obligations shall be subject to a one (1) day funds clearance charge payable to Lender calculated and applied in accordance with the funds clearance procedures of the asset based lending department of Lender. Funds in the Cash Collateral Account at any time shall not accrue interest.

     (c) (i) Cash Advances which may be made by Lender from time to time under the Revolving Credit shall be made available for the use and benefit of Borrowers by crediting such proceeds to the operating account of TWI with Lender for the benefit of all Borrowers.

          (ii) All cash Advances subject to the Base Rate Option requested by Borrowers under the Revolving Credit must be requested by 12:00 P.M., Philadelphia time, on the date such Advance is to be made, which must be a Business Day. All cash Advances subject to the LIBOR Rate Option or conversions from cash Advances subject to the Base Rate Option to the LIBOR Rate Option, requested by Borrowers must be requested by 11:00 A.M. Philadelphia time, three Good Business Days prior to the date of such requested cash Advance. If Borrowers do not have the required availability for such requested Advance under the Borrowing Base or the Revolving Credit Limit on the date any such LIBOR Based Rate Loan is to be made, then Lender shall not be required to make such Advance. All requests for a cash Advance may be made either by telephone or in writing, provided that all telephonic requests are, upon Lender's request, to be confirmed by Borrowers in writing on the same day, and further provided that unless Lender advises Borrowers to the contrary such written confirmation may be sent by telecopy or facsimile transmission.

  2.4     Interest:
          --------

          (a) Base Rate Option - The unpaid principal balance of Loans,
              ----------------
including amounts drawn and not yet reimbursed under Letters of Credit, unless subject to the LIBOR Rate Option, shall bear interest, subject to the terms hereof, at the per annum rate equal to the Base Rate plus the Applicable Base Rate Margin ("Base Rate Option"). Changes in the Base Rate shall become effective on the same day as Lender announces a change in its Prime Rate or, if applicable, on the same day as the Board of Governors of the Federal Reserve System announces a change in the Federal Funds Rate. Interest on Base Rate Loans shall be due and payable in arrears on the first day of each calendar month commencing the first day of the first full month following the Closing Date.

          (b) LIBOR Rate Option:
              -----------------

              (i) So long as no Event of Default is outstanding, Borrowers shall have the option to have the unpaid principal balance of Loans under the Revolving Credit bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that LIBOR Rate Loans shall be in minimum increments of $500,000 and there shall be no more than three (3) LIBOR Rate Loans outstanding at any one time.

              (ii) LIBOR Based Rate Loans shall be selected for a period of either one (1) month, two (2) months, three (3) months or six (6) months duration, as the Borrowers may elect, during which the LIBOR Based Rate is applicable ("LIBOR Interest Period"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. Interest on a LIBOR Based Rate Loan shall be due and payable on the last day of each LIBOR Interest Period (and also at the end of three (3) months with respect to a LIBOR Interest Period of longer than three (3) months). No LIBOR Interest Period may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request that a new cash Advance be a LIBOR Based Rate Loan, Borrowers may extend a LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan or may convert all or a portion of the Loans subject to the Base Rate Option to a LIBOR Based Rate Loan. If Borrowers fail to notify the Lender of the LIBOR Interest Period for a subsequent LIBOR Based Rate Loan at least three (3) Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a loan subject to the Base Rate Option at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan and shall accrue interest in accordance with Section 2.4(a) above.

              (iii) The LIBOR Rate may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve

System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section 2.10 hereof, that increase the cost to Lender of funding the LIBOR Based Rate Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such adjustment, absent manifest error. Borrowers may, by written notice to Lender, (A) request Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Based Rate and the method for determining the amount of such adjustment; and/or (B) prepay the LIBOR Based Rate Loan with respect to which such adjustment is made, subject to the requirements of Section 2.9 below.

              (iv) In the event that Borrowers shall have requested the LIBOR Rate Option in accordance with Section 2.4(b) and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of funds of the LIBOR Based Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by Borrowers during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrowers that the rate based on the LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the right of Borrowers to select, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the LIBOR Rate shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist, and (B) the Loans subject to the requested LIBOR Rate Option shall accrue interest in accordance with Section 2.4(a) above.

              (v) In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for Lender to make or to continue to fund or maintain LIBOR Based Rate Loans or to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the LIBOR Based Rate, then Lender shall immediately notify Borrowers thereof and Lender's obligations to make, convert to, or maintain a LIBOR Based Rate Loan at the LIBOR Based Rate shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any LIBOR Based Rate Loans and the Loans subject to the LIBOR Based Rate shall accrue interest in accordance with Section 2.4(a) above. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, Lender shall notify Borrowers thereof and such suspension shall cease to exist.

  2.5     Additional Interest Provisions.
          ------------------------------

          (a) Calculation of Interest:  Interest on all Loans and other
              -----------------------
Obligations, regardless of the rate option, shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

          (b) Limitation on LIBOR Based Rate Loans:  Upon the occurrence and
              ------------------------------------
during continuance of an Event of Default, Lender may in its sole discretion eliminate the availability of LIBOR Based Rate Loans.

          (c) Default Rate:  After the occurrence and during the continuance
              ------------
of an Event of Default hereunder, Lender may increase the per annum effective rate of interest on all Loans outstanding under the Revolving Credit, including amounts drawn and not yet reimbursed under Letters of Credit, regardless of the rate option, to a rate equal to two percentage (2%) points in excess of the applicable interest rate (the "Default Rate").

          (d) Conversion: At Lender's option, following the occurrence of an
              ----------
Event of Default and written notice from Lender that the Obligations have been accelerated, all LIBOR Based Rate Loans shall convert to a Base Rate Loan, which conversion is independent of Lender's rights under Section 2.5(c).

          (e) Continuation of Interest Charges:  All contractual rates of
              --------------------------------
interest chargeable hereunder, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

          (f) Applicable Interest Limitations:  In no contingency or event
              -------------------------------
whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall, in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

  2.6     Fees:
          ----

          (a) Facility Fee:  In consideration of Lender's agreement to
              ------------
establish the Revolving Credit, Borrowers have paid to Lender a non-refundable facility fee in the amount of $100,000 ("Facility Fee").

          (b) Unused Line Fee:  So long as the Revolving Credit is
              ---------------
outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Lender a non-refundable fee ("Unused Line Fee") equal to three eighths of one percent (.375%) per annum of the average daily Unused Revolver. The Unused Line Fee shall be computed and paid on a monthly basis, in arrears, on the first day of each calendar month, beginning on the first day of the first calendar month after the initial Advance hereunder.

          (c) Letter of Credit Fees:  Borrowers shall pay to Lender letter of
              ---------------------
credit fees equal to: one percent (1%)of the face amount of documentary/merchandise letters of credit upon and as a condition of the issuance thereof, and one percent (1%) per annum of the face amount of each standby letter of credit on the first day of each calendar quarter in advance. Borrowers shall also pay to Lender all of Lender's standard charges (including without limitation all cable and wire transfer charges) for the account of Lender for the issuance, amendment, negotiation/payment, extension and cancellation of each such Letter of Credit. All such fees are collectively, the "L/C Fees".

          (d) Termination Fee:  In the event there occurs any termination
              ---------------
of the Revolving Credit by Lender or Borrowers (provided, if Borrowers initiate such termination, Borrowers must give at least sixty (60) days prior written notice to Lender of their intent to terminate) for any reason whatsoever prior to the Maturity Date, Borrowers shall pay to Lender (in addition to payment of all other Obligations, including its obligation, if any, under Sections 2.6(e) and 2.9 hereof) a prepayment premium ("Termination Fee") in an amount equal to three percent (3%) of the aggregate of the Revolving Credit Limit if such termination occurs during the first year of the Revolving Credit, two percent (2%) of the aggregate of the Revolving Credit Limit if the termination occurs during the second year of the Revolving Credit and one and one-half percent (1.5%) of the aggregate of the Revolving Credit Limit if such termination occurs at any time thereafter prior to the Maturity Date. In any such case, the commitments of Lender hereunder shall cease as of such date of termination.

          (e) Collateral Management Fee:  So long as the Revolving Credit
              -------------------------
is outstanding and has not been terminated pursuant to the terms hereof, Borrowers shall unconditionally pay to Lender, a non-refundable collateral management fee in the amount of $2,000 per month payable annually in advance ("Collateral Management Fee").

          (f) Calculation of Fees:  All fees provided for in this Section 2.6
              -------------------
shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

  2.7     Prepayments:
          -----------

          (a) LIBOR Based Rate Loans: No portion of any LIBOR Based Rate Loan
              ----------------------
may be prepaid at any time unless Borrowers first satisfy in full its obligations under Section 2.9 below arising from such prepayment.

          (b) Base Rate Loans:  Subject to Sections 2.6(b) and (d), Base Rate
              ---------------
Loans may be prepaid at any time and from time to time in whole or in part without premium or penalty.

          (c) Proceeds of Collateral:  Borrowers shall, upon the receipt of
              ----------------------
proceeds of any Collateral, hold such proceeds in trust for Lender and immediately remit in specie, all such proceeds to Lender, which funds shall be
                  -- ------
applied in conformity with the provisions of Section 2.3(b) above applicable to funds in the Cash Collateral Account.

  2.8     Use of Proceeds:  The extensions of credit under and proceeds of
          ---------------
Advances under the Revolving Credit shall be used for (i) refinancing Borrowers' existing borrowed indebtedness, and (ii) working capital and any other lawful purpose not otherwise prohibited under this Agreement.

  2.9     Indemnity/Loss of Margin:
          ------------------------

          (a) Borrowers shall indemnify, defend and hold harmless Lender against any and all loss, liability, cost or expense which Lender may sustain or incur as a consequence of (i) any failure of Borrowers to obtain, convert or extend any LIBOR Based Rate Loan after notice thereof has been given to Lender; (ii) any payment, prepayment, termination or conversion of a LIBOR Based Rate Loan made for any reason on a date other than the last day of the applicable LIBOR Interest Period; or (iii) any failure of Borrowers to have the required availability under the Borrowing Base for a requested Advance subject to the LIBOR Rate Option. Borrowers shall pay the full amount thereof to Lender, on demand by Lender.

          (b) In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or other similar requirement with respect to deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by Lender and the result of any of the foregoing is to increase the costs of a Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such Lender shall so notify Borrowers in writing. Upon notice from Lender, Borrowers agree to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error.

  2.10    Capital Adequacy:  If any present or future law, governmental rule,
          ----------------
regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans and/or its obligations hereunder is reduced to a level below that which Lender could have achieved but for such circumstances taking into account such Lender's policies regarding capital adequacy, then in such case and upon notice from Lender to Borrowers, from time to time, Borrowers shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrowers. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION 3.  COLLATERAL

  3.1     Description:  As security for the payment of the Obligations, and
          -----------
satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents:

          (a) Borrowers hereby each assign and grant to Lender, a continuing first lien on and security interest in, upon and to all of its following described Property ("Collateral"):

              (i) Accounts, Contract Rights, Etc. - All now owned and hereafter
                  -------------------------------
acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

              (ii) Inventory - All now owned or hereafter acquired Inventory of
                   ---------
every nature and kind, wherever located;

              (iii)  Equipment - All now owned or hereafter acquired equipment,
                     ---------
including without limitation machinery, vehicles, furniture and fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

              (iv) General Intangibles - All now owned and hereafter acquired,
                   -------------------
created or arising general intangibles of every kind and description, including, but not limited, to all existing and future customer lists, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, distributorship agreements, licenses, license agreements, formulae, tax and any other types of refunds, rights to or in employee or other pension, retirement or similar plans and any assets thereof, or any portion thereof, including without limitation refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies relating to the Collateral, and computer information, software, records and data;

              (v) Deposit Accounts - All now existing and hereafter acquired or
                  ----------------
arising deposit, money market, savings and investment accounts, and certificates of deposit, of every nature, wherever located, and all documents and records associated therewith;

              (vi) Investment Property - All now existing and hereafter
                   -------------------
acquired or created investment property;

              (vii)  Property in Lender's Possession - All Property, now or
                     -------------------------------
hereafter in  Lender's possession; and

              (viii) Proceeds - The proceeds (including, without limitation,
                     --------
insurance proceeds), whether cash or non-cash, of all of the foregoing.

          (b) Each Borrower shall pledge to Lender all of the capital stock in each domestic Subsidiary owned by it and each Borrower and Subsidiary shall pledge to Lender sixty-five percent (65%) of the capital stock of each Foreign Subsidiary owned by it.

          (c) The Loans and all other Obligations shall constitute one obligation of Borrower, secured by the Collateral.

  3.2     Lien Documents:  At Closing and thereafter as Lender deems necessary,
          --------------
Borrowers shall execute and deliver to Lender, or have executed and delivered (all in form and substance reasonably satisfactory to Lender):

          (a) Financing Statements - Financing statements pursuant to the UCC,
              --------------------
which Lender may file in any jurisdiction where any Collateral is or may be located (as determined by Lender) and in any other jurisdiction that Lender deems appropriate; and

          (b) Other Agreements - Any other agreements, documents, instruments
              ----------------
and writings, including, without limitation, patent and trademark security agreements, reasonably required by Lender to evidence, perfect or protect Lender's liens and security interest in the Collateral or as Lender may reasonably request from time to time.

  3.3     Other Actions:  In addition to the foregoing, Borrowers shall do
          -------------
anything further that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrowers shall also immediately deliver (with execution by Borrowers of all necessary documents or forms to reflect Lender's Lien thereon) to Lender, the originals of all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, letters of credit, documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

  3.4     Searches: Lender shall, prior to or at Closing, and thereafter as
          --------
Lender may reasonably determine from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement):

          (a) UCC Searches:  UCC searches with the Secretary of State and local
              ------------
filing office of each state where Borrowers maintain their executive office, a place of business, or assets;

          (b) Judgments, Etc.:  Judgment, federal tax lien and corporate tax
              ---------------
lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

     Borrowers shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing Borrowers to be in good standing in its state of incorporation and in each other state or foreign country in which it is doing and presently intends to do business except any such jurisdiction for which such failure to be so qualified is not likely to have a Material Adverse Effect.

  3.5     Landlord's Waivers:  Borrowers will as of the Closing Date provide
          ------------------
Lender with a landlord's waiver, acceptable to Lender, for its principal facility in King of Prussia, Pennsylvania and use its good faith efforts to cause each landlord, mortgagee and/or warehouseman of all premises occupied by any of the Borrowers or to be occupied by any of the Borrowers or where Collateral at any time is held, to execute and deliver to Lender as of or as soon as reasonably practicable after the Closing an instrument, in form and substance reasonably satisfactory to Lender, under which such landlord, mortgagee or warehouseman waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon.

  3.6     Filing Security Agreement:  A carbon, photographic or other
          -------------------------
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

  3.7     Power of Attorney:  Each of the officers of Lender  is hereby
          -----------------
irrevocably made, constituted and appointed the true and lawful attorney for each Borrower without requiring any of them to act as such with full power of substitution to do the following: (a) endorse the name of any Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on such Borrower's Accounts or proceeds of other

Collateral; (b) execute in the name of any Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Lender hereunder or is necessary to perfect Lender's security interest or lien in the Collateral; (c) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Lender's asset based lending department; and (d) following an Event of Default, do such other and further acts and deeds in the name of any such entity that Lender may reasonably deem necessary or desirable to enforce any Account or realize upon any other Collateral. This power of attorney is coupled with an interest, and is irrevocable until the Obligations are indefeasibly paid in full.

  3.8     Verifications: Lender  shall be entitled to verify validity, amount,
          -------------
or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Lender's asset-based lending department.


SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

  Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

  4.1     Resolutions, Opinions, and Other Documents:  Borrowers shall have
          ------------------------------------------
delivered to Lender the following:

          (a) this Agreement and the Revolving Credit Note all properly executed;

          (b)  each Loan Document;

          (c) certified copies of (i) resolutions of the board of directors of each Borrower authorizing the execution of this Agreement, and the Revolving Credit Note to be issued hereunder and each document required to be delivered by Borrowers pursuant to any Section hereof and (ii) each Borrower's Articles or Certificate of Incorporation and By-laws;

          (d) an incumbency certificate for each Borrower identifying all Authorized Officers, with specimen signatures;

          (e) a written opinion of Borrowers' independent counsel addressed to Lender and opinions of such other counsel as Lender deems necessary;

          (f) certification by the chief financial officer of each Borrower that (other than losses reflected on Borrowers' draft financial statements for January and February, 1998 delivered to Lender) there has not occurred any material adverse change in the operations and condition (financial or otherwise) of any Borrower since December 31, 1997, as reflected on the draft financial statements as of such date previously delivered to Lender.

          (g) payment by Borrowers of all fees owing to Lender including, without limitation, the Facility Fee and Expenses of Lender incurred to the Closing Date;

          (h) Uniform Commercial Code, judgment, federal and state tax lien searches against each Borrower, at Borrowers' expense, showing that the Property of Borrowers are not subject to any Liens except for Permitted Liens, together with good standing and corporate tax lien search certificates showing no Liens on any Borrower's Property and showing each Borrower to be in good standing in each jurisdiction as required by Section 3.4 above;

          (i) an initial Borrowing Base Certificate, dated and prepared as of the Closing Date, evidencing that, after taking into account (i) all closing payments, costs, and Expenses; (ii) all of Borrowers' current obligations consistent with past customs and practices of Borrower (without deferral thereof); and (iii) all initial Advances under the Revolving Credit, Borrower has a minimum excess borrowing availability of at least $5,000,000 under the Borrowing Base; and

          (j) Cash Collateral Account Agreements, along with a Lockbox Agreement, all in form and substance satisfactory to Lender.

          (k) Stock Pledge Agreements reflecting the stock pledge described in
Section 3.1(b) above, together with delivery of original share certificates and stock powers endorsed in blank.

          (l) Evidence satisfactory to Lender (in Lender's sole discretion) that Borrowers have completed the sale of the Harris Division generating cash sale proceeds of at least $22,750,000 and that the Borrowers' financing arrangements with its prior revolving credit lenders have been terminated.

  4.2     Absence of Certain Events:  At the Closing Date, no Event of Default
          -------------------------
hereunder shall have occurred and be continuing, and no event shall have occurred and be continuing which, with the passage of time, or the giving of notice, or both, would constitute an Event of Default hereunder.

  4.3     Warranties and Representations at Closing:  The warranties and
          -----------------------------------------
representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrowers shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

  4.4     Compliance with this Agreement:  Borrowers shall have performed and
          ------------------------------
complied in all material respects, with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrowers before or at the Closing Date.

  4.5     Officer's Certificate: Lender shall have received a certificate, dated
          ---------------------
the Closing Date, and signed by the chief financial officer or a senior financial executive of each Borrower certifying that all of the conditions specified in this Section have been fulfilled, no Event of Default is then outstanding and such other matters as Lender may request.

  4.6     Closing:  Subject to the conditions of this Section 4, the Revolving
          -------
Credit shall be made available on the date ("Closing Date") this Agreement is executed and all of the conditions contained in Section 4.1 hereof are completed (the "Closing").

  4.7     Non-Waiver of Rights:  By completing the Closing hereunder, or by
          --------------------
making advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrowers hereunder or any agreement, document, or instrument delivered to Lender, or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrowers are specifically reserved by Lender.


SECTION 5.  REPRESENTATIONS AND WARRANTIES

  To induce Lender to complete the Closing and make the initial Advances under the Revolving Credit to Borrowers, each Borrower warrants and represents to Lender that the following statements are true and correct as to Borrowers:

  5.1     Corporate Organization and Validity:
          -----------------------------------

          (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify is not likely to have a Material Adverse Effect. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

          (b) The making and performance of this Agreement and the other Loan Documents will not violate or result in a default (immediately or with the passage of time) under any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower, or any material contract, agreement or instrument to which any Borrower is a party, or by which any Borrower is bound. No Borrower is in violation of or has knowingly caused any Person to violate any term of any material agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or its bylaws.

          (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

          (d) This Agreement, the Revolving Credit Note to be issued hereunder, and all related agreements and documents required to be executed and delivered by Borrowers hereunder, when delivered, will be valid and binding upon Borrowers, and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

  5.2     Places of Business:  The only places of business of each Borrower, and
          ------------------
the places where such Borrower keeps and intends to keep its Property and records concerning its Property, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof. Each Borrower's chief executive office (the place from which it manages its business operations and where its primary business records are located) is listed in Exhibit "5.2" hereto.

  5.3     Pending Litigation:  There are no judgments or judicial or
          ------------------
administrative orders, proceedings, litigation or, to Borrower's knowledge, investigations (civil or criminal) pending, or threatened, against any Borrower in any court or before any governmental authority or arbitration board or tribunal except as shown in Exhibit "5.3", none of which being likely to have a Material Adverse Effect. No Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. No Borrower nor any executive officer of any Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or, to any Borrower's knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity.

  5.4     Title to Properties:  Each Borrower has good and marketable title to
          -------------------
all the Property constituting Collateral free from Liens, except those of Lender, and free from the claims of any other Person, except for Permitted Liens and those Liens set forth on Exhibit "5.4" attached hereto and made a part hereof.

  5.5     Governmental Consent:  Neither the nature of any Borrower's Business
          --------------------
or Property, nor any relationship between any Borrower and any other Person, nor any circumstance affecting any Borrower in connection with the issuance or delivery of this Agreement or the other Loan Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the other Loan Documents.

  5.6     Taxes:  All tax returns required to be filed by Borrower in any
          -----
jurisdiction have in fact been filed, and all material taxes, assessments, fees and other governmental charges upon any Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to any Borrower that would be reasonably likely to have a Material Adverse Effect.

  5.7     Financial Statements:  Borrowers' annual audited balance sheet as of
          --------------------
December 31, 1997, and the related income statement and statement of cash flow as of such date, accompanied by the unqualified report thereon, by Borrowers' independent certified public accountants, (complete copies of which have been delivered to Lender), and the pro forma financial statements in the Prospectus have been prepared in accordance with GAAP and present fairly, the financial position of Borrowers on a consolidated and consolidating basis as of such date and the results of Borrowers' operations for such period. Each Borrower's fiscal year ends on December 31 of each calendar year and each Borrower's federal tax identification number is as set forth on Exhibit "5.7" attached hereto and made apart hereof.

  5.8     Full Disclosure:   Neither the financial statements referred to in
          ---------------
Section 5.7, nor this Agreement nor any other Loan Document or any financial projections, written reports or other financial statements or reports furnished by any Borrower to Lender in connection with the negotiation of the Revolving Credit or contained in any financial statements or documents relating to any Borrower, as of the time they were furnished, contained any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of Borrowers' knowledge, there is no fact known to any Borrower which has not been disclosed in writing to Lender which has or could have a Material Adverse Effect.

  5.9     Subsidiaries:  No Borrower has any Subsidiaries or Affiliates, except
          ------------
as listed on Exhibit "5.9" attached hereto and made a part hereof.

  5.10    Guarantees, Contracts, etc.:
          ---------------------------

          (a) Borrowers do not own or hold equity or long term debt investments in, have any outstanding advances to, or serve as guarantor, surety or accommodation maker for the obligations of, or have any outstanding borrowings from, any Person, or have entered into any leases for real or personal property (whether as landlord or tenant), except for its existing investments in the Subsidiaries listed on Exhibit 5.9 and as described in Exhibit "5.10" attached hereto and made a part hereof.

          (b) No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or could have a Material Adverse Effect.

          (c) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

  5.11    Government Regulations, etc.:
          ----------------------------

          (a) The use of the proceeds of and Borrowers' issuance of the Revolving Credit Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower either owns nor intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

          (b) Borrowers have obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of their Property and for the conduct of their business, except those which, if not obtained, would not have a Material Adverse Effect.

          (c) As of the date hereof, no employee pension benefit plan ("Pension Plan") (as defined in Section 3(2) of ERISA) maintained or contributed to by any Borrower or under which any Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, except for any such failure that is not material or corrected in full prior to the date hereof; (ii) has failed to comply in any material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject any Borrower to any material liability, or (iv) has been terminated if such termination would subject any Borrower to any material liability. No Borrower has assumed, or received notice of a claim asserted against any Borrower for, withdrawal liability (as described in Section 4207 of ERISA) with respect to any multiemployer pension plan and no Borrower is a member of any Controlled Group (as defined in ERISA) except with respect to the other Borrowers only. Each Borrower has timely made all contributions when due with respect to any multiemployer pension plan to which it contributes and no event has occurred which would trigger a claim against any Borrower for withdrawal liability with respect to any multiemployer pension plan to which such Borrower contributes. All such Pension Plans and multiemployer pension plans are listed on Exhibit "5.11" attached hereto and made a part hereof.

          (d) Borrowers are not in violation of, and have not received written notice that any of them is in violation of, or has knowingly caused any Person to violate any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 or any regulations promulgated by the Federal Trade Commission in connection therewith) where such violation or violations would, individually or in the aggregate, have a Material Adverse Effect.

  5.12    Business Interruptions:  Except as set forth in Exhibit "5.12" hereof,
          ----------------------
within two (2) years prior to the date hereof, none of the business, Property or operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against any Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by any Borrower.

  5.13    Names, Patents, Trademarks, Etc.:
          --------------------------------

          (a) Within five (5) years prior to the Closing Date, no Borrower has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.13(a)", attached hereto and made a part hereof. TWI is the sole owner of all trade or fictitious names listed on such Exhibit "5.13(a)" and any and all business done and all invoices issued in such trade names are TWI's sales, business and invoices. Each trade name of TWI represents a division or trading style of TWI and not a separate corporate subsidiary or affiliate or independent entity.

          (b) All registered trademarks, patents or copyrights, or such as to which applications for registration have been submitted, which any Borrower uses, plans to use or has a right to use are listed on Exhibit "5.13(b)" attached hereto and made a part hereof. Each Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such Exhibit "5.13(b)". To the best of Borrowers' knowledge, no Borrower is in violation of any rights of any other Person with respect to such Property. Except as set forth on such Exhibit "5.13(b)", (i) no Borrower requires any patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to sell Inventory in the ordinary course of business; and (ii) Lender will not require any patents, trademarks or other intellectual property or any licenses to use the same in order to sell any of such Inventory after the occurrence of an Event of Default.

  5.14    Other Associations:  Borrowers are not engaged and do not have an
          ------------------
interest in any joint venture or partnership with any other Person except as described on Exhibit "5.14" hereto and made a part hereof.

  5.15    Environmental Matters: Except as disclosed on Exhibit 5.15 attached
          ---------------------
hereto and made part hereof, Borrowers have no knowledge of:

          (a) the presence of, or use in violation of any applicable Environmental Law, any Hazardous Substances on any of the real property on which the Collateral is located, or

          (b) any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property in violation of any applicable Environmental Law, or

          (c) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring at other real properties in violation of any applicable Environmental Law as a result of the activities or omissions of any Borrower or for which any Borrower is reasonably likely to be held responsible, or

          (d) of any notice, summons, citation or other communication sent to any Borrower from any state or federal agency concerning any intentional or unintentional action or conduct, inaction or omission, past or present which is or may be in violation of any applicable Environmental Law.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, as defined or designated under any Environmental Law applicable to such real property.

  5.16    Regulation O:  No director, executive officer or principal shareholder
          ------------
of any Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

  5.17    Capital Stock: The authorized and outstanding capital stock of each
          -------------
Borrower is as set forth on Exhibit "5.17" attached hereto and made a part hereof. All of the outstanding capital stock of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which each Borrower or any of its shareholders is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any preemptive rights held by any Person with respect to the shares of a Borrower's capital stock. Except as set forth in Exhibit "5.17", no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

  5.18    Solvency:  Each Borrower is solvent, able to pay its debts as they
          --------
become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Each Borrower will not be rendered insolvent by the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by or by any of the other Loan Documents or by the transactions contemplated hereunder or thereunder.

  5.19    Investment Company:  No Borrower is an "investment company" registered
          ------------------
or required to be registered under the Investment Company Act of 1940, as amended, nor is any Borrower controlled by such a company.


SECTION 6.  AFFIRMATIVE COVENANTS

  Each Borrower covenants that until all of the Obligations to Lenders are paid and satisfied in full and the Revolving Credit has been terminated:

  6.1     Payment of Taxes and Claims:  Each Borrower shall pay, before they
          ---------------------------
become delinquent,

          (a) all material taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that Borrowers shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by Borrowers, and if Borrowers shall have set aside on their books adequate reserves in respect thereof, in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and such Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

  6.2     Maintenance of Properties and Corporate Existence:
          -------------------------------------------------

          (a) Property - Each Borrower shall maintain its Property in good
              --------
condition and make all renewals, replacements, additions, betterments and improvements thereto in the ordinary course of business, as Borrowers deem reasonably necessary in good faith in the exercise of its business judgment, and will pay and discharge when due the cost of repairs and maintenance to its Property.

          (b) Property Insurance - Each Borrower shall maintain insurance on all
              ------------------
insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery) in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrowers and reasonably acceptable to Lender. At or prior to Closing, Borrowers shall furnish Lender with a schedule of all such insurance prepared by its insurance broker, and certificates of insurance with respect thereto (including the text of the Lender's Loss Payable Clause in favor of Lender required below), or such other evidence of insurance as Lender may require. Borrowers shall furnish Lender with a copy of such policy within thirty (30) days after Closing. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrowers, but Borrowers shall continue to be liable for the same. The policies of all casualty insurance with respect to the Inventory and Equipment shall contain standard Lender's Loss Payable Clauses issued in favor of Lender indicating that Lender is sole Lender Loss Payee, under which all losses thereunder with respect to the Inventory and Equipment shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender notwithstanding the act or neglect of any Borrower. Each Borrower hereby appoints Lender as its attorney-in-fact, exercisable at Lender's option (without any obligation to do so), to endorse any check which may be payable to such Borrower, and to file proofs of loss with respect to any insurance claims, and, after an Event of Default, to negotiate a settlement of any insurance claims, in order to collect the proceeds of such insurance and any amount or amounts collected by any Borrower or Lender pursuant to the provisions of this paragraph may be applied by Lender to the Obligations. Each Borrower further covenants that all insurance premiums due and owing under their current casualty policies have been paid. Each Borrower also agrees to notify Lender, promptly, upon any receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

          (c) Public and Products Liability Insurance -  Borrowers shall
              ---------------------------------------
maintain, and shall deliver to Lender upon Lender's request evidence of, public liability, products liability and business interruption insurance in such amounts as are reasonably acceptable to Lender, but in any event not more than are customary for companies in the same or similar businesses located in the same or similar area.

          (d) Financial Records - Consistent with the existing practice of
              -----------------
TWI, each Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its fiscal year end date.

          (e) Corporate Existence and Rights - Each Borrower shall do (or cause
              ------------------------------
to be done) all things necessary to preserve and keep in full force and effect its existence, good standing in all jurisdictions where its failure to be in good standing might result in a Material Adverse Effect, and all of its rights, licenses and franchises, the absence of which might result in a Material Adverse Effect.

          (f) Compliance with Laws - Each Borrower shall (i) be in compliance
              --------------------
in all material respects with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, Environmental Laws); and (ii) obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain or maintain causes or might cause a Material Adverse Effect. Each Borrower shall timely satisfy all assessments, fines, costs and penalties imposed by any governmental body against such Borrower or any Property of such Borrower subject to the provisions of Section 6.1 above.

  6.3     Business Conducted:  Each Borrower shall continue in the Borrowers'
          ------------------
Business using its best efforts to maintain its customers and goodwill. No Borrower shall engage, directly or indirectly, in any material respect, in any line of business substantially different from the Borrowers' Business.

  6.4     Litigation:  Each Borrower, upon having knowledge thereof, shall give
          ----------
prompt notice to Lender of (a) the commencement against any Borrower of any litigation claiming from any Borrower more than $100,000 in excess of any available insurance coverage such Borrower may have for such claim for which coverage has been acknowledged by such insurer, and (b) any other claims made against such Borrower, or investigations or proceedings commenced against such Borrower the existence of which or adverse disposition of which might have a Material Adverse Effect.

  6.5     Bank Accounts:  Each Borrower shall maintain its principal depository
          -------------
and disbursement account(s) with Lender.

  6.6     Employee Benefit Plans:  Each Borrower will (a) fund all of its
          ----------------------
Pension Plans in a manner that will satisfy the minimum funding standards of
Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly upon Lender's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plans, or which such Borrower, or any member of a Controlled Group (as defined in Title IV of ERISA or the Internal Revenue Code) of which any Borrower is also a member, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plans, and (c) promptly upon discovery advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the
PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plans and the action which such Borrower proposes to take with respect thereto. Each Borrower will make all contributions when due with respect to any multiemployer pension plan to which it contributes and will promptly advise Lender (i) upon its receipt of notice of the assertion against it of a claim for withdrawal liability, (ii) upon discovery of the occurrence of any event which, to the best of such Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against any Borrower, and (iii) upon the occurrence of any event which, to the best of such Borrower's knowledge upon its learning of the same, would place Borrower in a Controlled Group, any member of which (including any Borrower) may be subject to a claim for withdrawal liability, whether liquidated or contingent, which could have a Material Adverse Effect.

  6.7     Warranties for Future Advances:  Each request by any Borrower for an
          ------------------------------
Advance under the Revolving Credit in any form following the Closing Date shall constitute an automatic representation and warranty (the truth and accuracy of each such representation and warranty of which being a further condition to the funding of each Advance) by Borrowers to the effect that (without waiving, impairing or limiting the rights of Lender under Section 8 below):

          (a) There has not occurred any event or occurrence since the date of delivery of Borrower's most recent financial statements which has resulted in, or has had, a Material Adverse Effect.

          (b) No Event of Default or Potential Default then exists;

          (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.3 hereof; and

          (d) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrowers may update all Exhibits and prepare additional Exhibits so that all such Exhibits and the representations and warranties, taken together, accurately reflect the state of any Borrower's affairs as of the date of a request for an Advance by giving written notice thereof to Lender, and further provided that such updated and additional Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect a Material Adverse Effect.

     6.8  Financial Covenants:  Borrowers shall maintain and comply with the
          -------------------
following financial covenants (calculated on the basis of GAAP):

          (a) Working Capital:  Borrowers shall have and maintain Working
              ---------------
Capital, on a consolidated basis, of not less than: $6,500,000 as of Closing Date and at all times through July 30, 1998; $5,750,000 as of July 31, 1998 and at all times through December 30, 1998; and $5,500,000 as of December 31, 1998 and at all times thereafter.

          (b) Tangible Net Worth:  Borrowers shall have and maintain a
              ------------------
Tangible Net Worth, on a consolidated basis, of not less than:

          Amount                         Period
          ------                         ------

        $51,905,000           as of December 31, 1997 and at all
                              times through January 30, 1998,

        $48,400,000           as of January 31, 1998 and at all
                              times through February 27, 1998,

        $46,000,000           as of February 28, 1998 and at all
                              times through March 30, 1998,

        $39,900,000           as of March 31, 1998 and at all
                              times through April 29, 1998,

        $38,300,000           as of April 30, 1998 and at all
                              times through May 30, 1998,

        $36,800,000           as of May 31, 1998 and at all
                              times through June 29, 1998,

        $35,400,000           as of June 30, 1998 and at all
                              times through August 30, 1998,

        $34,900,000           as of August 31, 1998 and at all
                              times through December 30, 1999,

        $38,400,000           as of December 31, 1999 and at all
                              times through December 30, 2000,

        $41,900,000           as of December 31, 2000 and at all
                              times through December 30, 2001, and

        $45,400,000           as of December 31, 2001 and at all
                              times thereafter.

          (c) Net Income:  Borrowers shall achieve a Net Income (each respective
              ----------
calculation to be on a cumulative basis for each multi-month period in a given fiscal year covered thereby), on a consolidated basis, of not less than (or in the case of a loss, not to exceed):

          Amount                         Period
          ------                         ------

         ($3,500,000)         one month ending January 31, 1998,

         ($5,900,000)         two months ending February 28, 1998,

        ($12,000,000)         three months ending March 31, 1998,

        ($13,600,000)         four months ending April 30, 1998,

        ($15,100,000)         five months ending May 31, 1998,

        ($16,500,000)         six months ending June 30, 1998,

        ($16,500,000)         seven months ending July 31, 1998,

        ($17,000,000)         eight months ending August 31, 1998
                              and also for the period commencing on
                              January 1, 1998 through the last day of each subsequent month through December 31, 1998,

            $875,000          three months ending March 31, 1999,
                              and also the first three months of each
                              fiscal year thereafter,

          $1,750,000          six months ending June 30, 1999,
                              and also the first six months of each
                              fiscal year thereafter,

          $2,625,000          nine months ending September 30, 1999,
                              and also the first nine months of each
                              fiscal year thereafter, and

          $3,500,000          fiscal year ending December 31, 1999,
                              and also for each fiscal year thereafter.

          (d) Current Ratio:  Borrowers shall have and maintain a Current
              -------------
Ratio, on a consolidated basis, of not less than: 0.75:1 as of Closing Date through June 29, 1998; and 1.00:1 as of June 30, 1998 and at all times thereafter.

          (e) Debt to Tangible Net Worth Ratio:  Borrowers shall have and
              --------------------------------
maintain a Debt to Tangible Net Worth Ratio, on a consolidated basis, not to exceed 1.25:1 at all times.

          (f) Capital Expenditures:  Borrowers shall not expend for Capital
              --------------------
Expenditures in excess of: $7,500,000 during the fiscal year ending December 31, 1998; $12,000,000 during the fiscal year ending December 31, 1999; and $10,000,000 during the fiscal year ending December 31, 2000, and during each year thereafter, all on a noncumulative basis.

  6.9     Financial and Business Information:  Borrowers shall deliver to Lender
          ----------------------------------
the following:

          (a) Financial Statements and Collateral Reports:  such data, reports,
              -------------------------------------------
statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

              (i) within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers for such year on a consolidated and consolidating basis, eliminating inter-company transactions, including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules and if requested management letters, and audited and certified on an unqualified basis by independent public accountants of recognized standing, selected by Borrowers and reasonably satisfactory to Lender, to have been prepared in accordance with GAAP.

              (ii) within thirty (30) days after the end of each calendar month, internally prepared financial statements for Borrowers, including balance sheet, income statement and statements of cash flows, prepared in accordance with GAAP, without footnotes and subject to normal year end adjustments, all in form and substance reasonably satisfactory to Lender.

              (iii) within fifteen (15) days of the end of each calendar month, Borrowers' accounts receivable aging report, accounts payable aging report, inventory certificates and such other reports as Lender deems reasonably necessary.

              (iv) at least once every week, Borrowers' weekly reports of actual sales, (if prepared for such week), collections, credit adjustments together with weekly Log Report and all other information pertaining to Accounts, all in form and substance satisfactory to Lender.

              (v) at least sixty (60) days prior to the end of each fiscal year, annual projections of profit and loss, cash flows and balance sheets and availability prepared on a monthly basis in a manner consistent with the prior year's financial statements, all in form and substance satisfactory to Lender.

          (b) Notice of Event of Default - promptly upon becoming aware of the
              --------------------------
existence of any condition or event which constitutes an Event of Default under this Agreement, or which with the passage of time or the giving of notice, or both, could become an Event of Default hereunder, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

          (c) Notice of Claimed Default - promptly upon receipt by Borrowers,
              -------------------------
notice of default, oral or written, given to Borrower by any creditor for borrowed money in excess of $100,000;

          (d) Securities and Other Reports - if any Borrower shall be required
              ----------------------------
to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, a true and correct copy of each financial statement, report, notice and proxy statement sent by such Borrower to stockholders generally, and, a copy of each regular or periodic report (including, without limitation, all 10K and 10-Q reports), and any registration statement, or prospectus in respect thereof, filed by such Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

  6.10    Officers' and Accountant's Certificates:  Along with the set of
          ---------------------------------------
financial statements and other reports delivered to Lender at the end of each quarter and fiscal year, as applicable, pursuant to Section 6.9 (a) hereof, Borrowers shall deliver to Lender (a) a certificate (in the form of Exhibit "6.10" attached hereto and made a part hereof) from the chief financial officer of Borrowers; and (b) with respect to the annual statements of Borrowers, a certificate from Borrowers' independent certified public accountant, addressed to Lender, (i) stating that Borrowers are authorized to deliver such financial statements and its certifications thereof to Lender pursuant to this Agreement, and (ii) having attached the calculations required to establish whether or not Borrowers were in compliance with Section 6.8.

  6.11    Inspection:  So long as Borrowers are indebted to Lender, Borrowers
          ----------
will permit any of Lender's officers or other representatives to visit and inspect any of the locations of any Borrower at any time during normal business hours to examine and audit all of Borrowers' books of account, re cords, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Borrowers hereby irrevocably authorize and direct all such accountants and auditors to exhibit and deliver to Lender copies of any and all of Borrowers' financial statements or other accounting records of any sort in the accountant's or auditor's possession. All such inspections and audits shall be at Borrowers' expense at the standard rates charged by Lender for such activities (plus Lender's reasonable out-of-pocket expenses).

  6.12    Tax Returns and Reports:  At Lender's request from time to time,
          -----------------------
Borrowers shall promptly furnish Lender with copies of their annual federal and state income tax returns. Each Borrower further agrees that, if requested by Lender, it shall promptly furnish Lender with copies of all reports filed by it with any federal, state or local governmental authority or agency, board or commission.

  6.13    Information to Participant:  Lender may divulge to any participant,
          --------------------------
co-lender or assignee or prospective participant, co-lender or assignee it is permitted to obtain in the Revolving Credit, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided such Person agrees to keep all non-public information and copies confidential (excepting delivery of such documents (a) to its officers, attorneys or accountants, (b) as required by court order or statute, or (c) as required under regulatory procedures and guidelines).

  6.14    Material Adverse Developments:  Borrowers agree that immediately upon
          -----------------------------
becoming aware of any development or other information which would reasonably be expected to have or cause a Material Adverse Effect, it shall give to Lender telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the next Business Day after such verbal notice is given.

  6.15    Name Changes, Places of Business:  Each Borrower shall give not less
          --------------------------------
than thirty (30) days prior written notice to Lender of any name change or change in the location of any of its respective places of business, of the places where records concerning the Collateral are kept, or the establishment of any new, or the discontinuance of any existing place of business.


SECTION 7.  NEGATIVE COVENANTS:

  Borrowers covenant that until all of the Obligations to Lenders are paid and satisfied in full and the Revolving Credit has been terminated:

  7.1     Merger, Consolidation, Dissolution or Liquidation:
          -------------------------------------------------

          (a) No Borrower shall sell, lease, license, transfer or otherwise dispose of its Property, other than Inventory, equipment or real estate sold in the ordinary course of business.

          (b) No Borrower shall merge or consolidate with any other Person or commence a dissolution or liquidation.

  7.2     Acquisitions: No Borrower shall acquire all or a material portion of
          ------------
the stock, securities or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

  7.3     Liens and Encumbrances:  No Borrower shall: (i) execute a negative
          ----------------------
pledge agreement with any Person other than Lender covering any of its Property or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

          (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

          (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance, social security and other like laws;

          (c)  Liens described in Exhibit 5.4;

          (d) Liens constituting purchase money security interests, capitalized lease obligations or finance leases hereafter created by any Borrower to Persons providing financing for Capital Expenditures permitted under this Agreement so long as each obligation secured by a Lien permitted by this subparagraph (d) does not exceed 100% of the total cost (including interest) to acquire and install such Property and such Lien extends only to the Property actually acquired with such financing; and

          (e) Security deposits provided to landlords of real property leased and occupied by any Borrower.

  7.4     Transactions With Affiliates or Subsidiaries:
          --------------------------------------------

          (a) No Borrower shall enter into any transaction with any Affiliate or Subsidiary including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by such Borrower or Subsidiary, and the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower or Subsidiary and such other entity's business and upon terms substantially the same and no less favorable to such Borrower or Subsidiary as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) such transaction is not otherwise prohibited hereunder. (An "Affiliate" means any entity which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with any Borrower. Control may be by ownership, contract, or otherwise.)

          (b) No Borrower shall create or acquire any Subsidiary.

  7.5     Guarantees:  Excepting the endorsement in the ordinary course of
          ----------
business of negotiable instruments for deposit or collection, no Borrower shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person (other than a Borrower).

  7.6     Distributions, Redemptions and Other Indebtedness: No Borrower shall:
          -------------------------------------------------
(a) declare or pay or make any forms of Distribution to its shareholders, their successors or assigns; (b) make any prepayments on any existing or future indebtedness for borrowed money to any Person; or (c) hereafter borrow money other than from Lender hereunder except in connection with borrowed money giving rise to a Permitted Lien under Section 7.3(d).

  7.7     Loans and Investments: No Borrower shall not make or have outstanding
          ---------------------
loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than advances made to employees for travel, expenses and other business related activities, in the ordinary course of Borrower's business, in an aggregate amount not to exceed $250,000.

  7.8     Use of Lenders' Name:  No Borrower shall use any Lender's name (or the
          --------------------
name of any of any Lender's affiliates) in connection with any of its business operations except to identify the existence of the Revolving Credit and the name of the Lender in the ordinary course of Borrower's business. Nothing herein contained is intended to permit or authorize any Borrower to make any commitment or contract on behalf of Lender.

  7.9     Miscellaneous Covenants:
          -----------------------

          (a) No Borrower shall become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement
(1) materially impairs such Borrower's ability to perform under this Agreement or any Loan Document or (2) impairs such Borrower's ability to perform under any other instrument, agreement or document to which such Borrower is a party or by which it is or may be bound as would be reasonably likely to have a Material Adverse Effect.

          (b) No Borrower shall carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

  7.10    Change in Executive Management: Borrowers shall not remove or replace
          ------------------------------
any Person who is a member of Executive Management without the prior written consent of the Lender, such consent not to be unreasonably withheld. In the event of the death of any member of Executive Management, Borrowers shall have ninety (90) days to replace such Person, and any such replacement shall be acceptable to the Lender in its reasonable discretion.

SECTION 8.  DEFAULT

  8.1     Events of Default:  Each of the following events shall constitute an
          -----------------
event of default ("Event of Default") and Lender shall have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

          (a) Payments - if Borrowers fail to make any payment of principal or
              --------
interest, including any Overadvance, or any fees, under the Revolving Credit on the due date of such payment; or

          (b) Other Charges - if Borrowers fail to pay any other charges,
              -------------
Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement, as applicable; or

          (c) Covenant Defaults - if Borrowers fail to perform, comply with or
              -----------------
observe any affirmative or negative covenant or undertaking contained in this Agreement; or

          (d) Financial Information - if any statement, report, financial
              ---------------------
statement, or certificate made or delivered at any time by Borrower or any of its officers, employees or Lenders, to Lender is not true and correct, in all material respects, when made; or

          (e) Uninsured Loss - if there shall occur any uninsured damage to
              --------------
or loss, theft, or destruction with respect to any portion of any Property of any Borrower which (a) is in excess of $250,000, or (b) is reasonably likely to result in a Material Adverse Effect; or

          (f) Warranties or Representations - if any warranty, representation or
              -----------------------------
other statement by or on behalf of any Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made or deemed made; or

          (g) Agreements with Others - if there shall be any default by any
              ----------------------
Borrower beyond any grace period under any agreement with any other creditor for borrowed money in excess of $100,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or to permit the relevant creditor to cause Borrowers' obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment;

          (h) Other Agreements with Lender - if any Borrower breaches or
              ----------------------------
violates the terms of, or if a default or an Event of Default occurs under, any other existing or future agreement (related or unrelated) between any Borrower and Lender; or

          (i) Judgments - if any final judgment is entered against any Borrower
              ---------
for the payment of money in excess of $250,000 which shall not be satisfied, dismissed or bonded pending appeal within 30 days after the entry thereof; or

          (j) Assignment for Benefit of Creditors, etc. - if any Borrower
              -----------------------------------------
makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Borrower; or

          (k) Bankruptcy, Dissolution, etc. - upon the commencement of any
              -----------------------------
action for the dissolution or liquidation of any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; provided, however, that Borrowers shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against such Borrower, it being understood that during such sixty (60) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

          (l) Receiver - upon the appointment of a receiver, liquidator,
              --------
custodian, trustee or similar official or fiduciary for any Borrower or for a material portion of any Borrower's Property; or

          (m) Execution Process, Seizure, etc. - if any Property of any
              --------------------------------
Borrower, with a cost in excess of $250,000 is seized by any governmental entity (federal, state or local), landlord or other Person without any Borrower's consent; or

          (n) Termination of Business - if any Borrower ceases any material
              -----------------------
portion of its business operations as presently conducted; or

          (o) Pension Benefits, etc. - if any Borrower fails to comply with
              ----------------------
ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrowers' employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

          (p) Criminal Conduct and Investigations - if any Borrower commits or
              -----------------------------------
is indicted for committing any crime or if any proceeding or investigation by any governmental body is pending an adverse disposition of which would be reasonably likely to result in the forfeiture of any material Property of any Borrower to any governmental entity, federal, state or local; or

          (q) Material Adverse Effect - the happening of any event or occurrence
              -----------------------
which results in or causes a Material Adverse Effect.

  8.2     Cure - Nothing contained in this Agreement or the Loan Documents shall
          ----
be deemed to compel Lender, at any time, to accept a cure of any Event of Default hereunder.

  8.3     Rights and Remedies on Default:
          ------------------------------

          (a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, or any event which with the giving of notice or the passage of time, or both, would become an Event of Default, Lender shall have the option to withhold or cease making Advances under the Revolving Credit.

          (b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Revolving Credit.

          (c) In addition to all other rights, options and remedies granted or available to Lender, under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), upon or at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall be obligated to deliver and pledge to Lender cash collateral in the amount of all outstanding Letters of Credit.

          (d) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time following the occurrence of an Event of Default exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

              (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Lender); or

              (ii) By its own means or with judicial assistance, enter any Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrowers shall not resist or interfere with such action; or

              (iii) Require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

              (iv) The right to reduce the Revolving Credit Limit or the advance rates, or to reduce, modify, take additional reserves under the Borrowing Base or any portion thereof or to modify the terms and conditions upon which Lender may be willing to consider making Advances under the Revolving Credit.

          (e) Borrowers hereby agree that a notice received by it at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

  8.4     Nature of Remedies:  All rights and remedies granted Lender hereunder
          ------------------
and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers (or any one or more of them) or any of the Collateral, at any time, under any agreement, with any available remedy and in any order.

  8.5     Set-Off:  If any bank account of any Borrower with Lender or any
          -------
participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrowers, the immediate right of set-off and may apply the funds or amount thus set-off against any of the Obligations hereunder.


SECTION 9.  MISCELLANEOUS

  9.1     GOVERNING LAW:  THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND
          -------------
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCE ABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

  9.2     Integrated Agreement:  The Revolving Credit Note, the other Loan
          --------------------
Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

  9.3     Waiver:
          ------

          (a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrowers no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

          (b) Each Borrower releases and shall indemnify, defend and hold harmless Lender, and its officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of any Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting wilful misconduct or gross negligence. The obligations of Borrowers under this Section 9.3(b) shall survive the occurrence of any and all events whatsoever, including without limitation, payment of the Obligations or investigation by or knowledge of Lender.

  9.4     Time:  Whenever Borrowers shall be required to make any payment, or
          ----
perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day except with respect to the repayment of LIBOR Based Loans as set forth in Section 2.4(b)(ii). Time is of the essence in the performance under all provisions of this Agree ment and all related agreements and documents.

  9.5     Expenses of Lender:  At Closing and from time to time thereafter,
          ------------------
Borrowers will pay all reasonable expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the reasonable fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration, enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Obligations and Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agree ment. Borrowers further agree to pay, or reimburse Lender for, all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees, incurred in connection with the enforcement, protection and defense of their rights in and to the Obligations and the Collateral or otherwise hereunder, following acceleration of the Obligations after the occurrence of an Event of Default hereunder. Collectively all of the foregoing are referred to as the "Expenses."

  9.6     Brokerage:  This transaction was brought about and entered into by
          ---------
Lender and Borrowers acting as principals and without any brokers, Lenders or finders being the effective procuring cause hereof. Borrowers represent that they have not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, Borrowers hereby indemnify, defend and save such party harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrowers' own cost and expense, including such party's reasonable counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in such party's favor, the amount demanded shall be deemed a liability of Borrowers under this Agreement.

  9.7     Notices:
          -------

     (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

     If to Lender:       Mellon Bank, N.A.
                         Mellon Bank Center
                         1735 Market Street
                         Philadelphia, PA  19103
                         Attn: Daniel K. Clancy, Vice President
                         Facsimile No.: (215) 553-0201

     With copies to:     Blank Rome Comisky & McCauley LLP
                         One Logan Square
                         Philadelphia, PA  19103
                         Attn: Harvey I. Forman, Esquire
                         Facsimile No.: (215) 569-5555

     If to Borrower:     TeleSpectrum Worldwide, Inc.
                         433 South Gulph Road
                         King of Prussia, PA 19406
                         Attn: Richard C. Schwenk, Jr.
                         Facsimile No.: (610) 878-7480

     With copies to:     Morgan Lewis & Bockius LLP
                         2000 One Logan Square
                         Philadelphia, PA 19103
                         Attn: Michael Pedrick, Esquire
                         Facsimile No.: (215) 963-5299

          (b) Any notice sent by Lender or Borrowers by any of the above methods shall be deemed to be given when so received.

          (c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

  9.8     Headings:  The headings of any paragraph or Section of this Agreement
          --------
are for convenience only and shall not be used to interpret any provision of this Agreement.

  9.9     Survival:  All warranties, representations, and covenants made by
          --------
Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note, regardless of any investigation made by Lender. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

  9.10    Successors and Assigns:  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties. Borrowers may not transfer, assign or delegate any of its duties or obligations hereunder.

  9.11    Duplicate Originals:  Two or more duplicate originals of this
          -------------------
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

  9.12    Modification:  No modification hereof or any agreement referred to
          ------------
herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender except as provided in Section 9 hereof. Any modification in accordance with the terms hereof shall be binding on all parties hereto, whether or not each is a signatory thereto.

  9.13    Signatories:  Each individual signatory hereto represents and warrants
          -----------
that he/she is duly authorized to execute this Agreement on behalf of his principal and that he/she executes the Agreement in such capacity and not as a party.

  9.14    Third Parties:  No rights are intended to be created hereunder, or
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under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers' duty of performance, including, without limitation, Borrowers' duties under any account or contract with any other Person.

  9.15  Discharge of Taxes, Borrowers' Obligations, Etc.:  Lender, in its sole
        ------------------------------------------------
discretion, shall have the right at any time, and from time to time, if Borrowers fail to timely perform, to: (a) pay for the performance of any of Borrowers' Obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any Borrower's Property in violation of this Agreement unless such entity is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate (under the Base Rate Option) applied to the Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender or Lender of an Event of Default under this Agreement.

  9.16  Withholding and Other Tax Liabilities:  Lender shall have the right to
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refuse to make any Advances from time to time unless Borrowers shall, at Lender's request, have given to Lender evidence, reasonably satisfactory to Lender, that they have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against Borrowers shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by such entity. In order to pay any such lien, assessment or tax liability, Lender shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such lien shall be added to the Revolving Credit and shall be paid by Borrower to Lender with interest thereon (at the applicable rate under the Base Rate Option), upon demand, and Lender shall be sub rogated to all rights of such taxing authority against Borrowers.

  9.17  CONSENT TO JURISDICTION: EACH BORROWER AND LENDER HEREBY IRREVOCABLY
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CONSENT TO THE JURISDICTION OF THE COURTS OF COMMON PLEAS OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING AND IRREVOCABLY AGREE TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

  9.18  Waiver of Jury Trial:  AS AN INDEPENDENT COVENANT, EACH BORROWER AND
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LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THEM WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

                         LENDER:
                         ------


                                    MELLON BANK, N.A.


                                    By:  ________________________________
                                         Daniel K. Clancy
                                         Vice President



                         BORROWERS:
                         ---------


                                    TELESPECTRUM WORLDWIDE, INC.


                                    By:  ________________________________
                                         Richard C. Schwenk, Jr.
                                         Senior Vice President,
                                         Chief Financial Officer,
                                         Treasurer and Secretary



                                    TLSP INVESTMENTS, INC.


                                    By:  ________________________________
                                         Richard C. Schwenk, Jr.
                                         Chief Financial Officer



                                    TLSP TRADEMARKS, INC.


                                    By:  ________________________________
                                         Richard C. Schwenk, Jr.
                                         Chief Financial Officer